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                                                                    Exhibit 3.89

[CANADA LOGO]


CERTIFICATE OF INCORPORATION                          CERTIFICAT DE CONSTITUTION

CANADA BUSINESS                                             LOI SUR LES SOCIETES
CORPORATIONS ACT                                        COMMERCIALES CANADIENNES


          SERVICES SECURIVOL INC.                174272-8
        ------------------------------------  ------------------------------
          [ILLEGIBLE]                             [ILLEGIBLE]


I hereby certify that the                  Je certifie par les presentes que la
above-mentioned Corporation, the           societe mentionnee ci-haut, dont les
Articles of Incorporation of which are     statuts constitutifs sont joints, a
attached, was incorporated under the       ete constituee en societe en vertu de
Canada Business Corporations Act.          la Loi sur les societes commerciales
                                           canadiennes.


[ILLEGIBLE]                                     le 3 aout 1984
[ILLEGIBLE]                                       [ILLEGIBLE]

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
[CANADA LOGO]
                         CANADA BUSINESS                                        LOI SUR LES SOCIETES
                        CORPORATIONS ACT                                      COMMERCIALES CANADIENNES

                             FORM 1                                                   FORMULE 1

                    ARTICLES OF INCORPORATION                                   STATUTS CONSTITUTIFS
                           (SECTION 6)                                               (ARTICLE 6)
------------------------------------------------------------------------------------------------------------------------
1 - Name of Corporation                                      Denomination de la societe

                                                             SERVICES SECURIVOL INC.
------------------------------------------------------------------------------------------------------------------------
2 - The place in Canada where the registered office is       Lieu au Canada ou doit etre situe le siege social
    to be situated
                                                             District judiciaire de Longueuil province de Quebec.

------------------------------------------------------------------------------------------------------------------------
3 - The Classes and any maximum number of shares that the    Categories et tout nombre maximal d'actions que le societe
    corporation is authorized to issue                       est autorisee a emettre

                                                             L'annexe l ci-jointe fait partie integrante de la presente formule.

------------------------------------------------------------------------------------------------------------------------
4 - Restrictions if any on share transfers                   Restrictions sur le transfert des actions s il y a lieu

   Aucune action ou capital social de la societe ne peut etre transferee sans a) le consentement de la majorite des administrateurs de la societe atteste par une resolution du conseil d'administration inscrite aux livres de la societe ou b) le consentement ecrit des detenteurs d'une majorite des actions en cours, comportant droit de vote, du capital social de la societe.
------------------------------------------------------------------------------------------------------------------------
5 - Number (or minimum and maximum number) of directors      Nombre (ou nombre minimum et maximum) d'administrateurs
                                                             Minimum 1 Maximum 8
------------------------------------------------------------------------------------------------------------------------
6 - Restrictions if any on business the corporation may      Limites imposees quant aux activites commerciales
    carry on                                                 que la societe peut exploiter, s'il y a lieu

                                                             Non applicable
------------------------------------------------------------------------------------------------------------------------
7 - Other provisions if any                                  Autres dispositions s'il y a lieu

                                                             Les annexes 2 et 3 font partie integrante de la presente
                                                             formule.


------------------------------------------------------------------------------------------------------------------------
8 - Incorporators                                                       Fondateurs
------------------------------------------------------------------------------------------------------------------------
                                                 Address (include postal code)
            Names - Noms                         Adresse (inclure le code postal)               Signature
------------------------------------------------------------------------------------------------------------------------
                                        657, rue Marseille
  Johanne Lavoie                        Repentigny, Quebec J6A 2G4                            /s/ Johanne Lavoie
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================
FOR DEPARTMENTAL USE ONLY                                    A L'USAGE DU MINISTERE SEULEMENT
------------------------------------------------------------------------------------------------------------------------
Corporation No. - No de la societe                           Filed - Deposee
                         174272 - 8                                          3/8/84
------------------------------------------------------------------------------------------------------------------------

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                                    ANNEXE 1

          Le capital social autorise de la societe est compose d'actions privilegiees rachetables, 11% non cumulatif, non votantes, et d'actions ordinaires, toutes sans valeur nominale.

ACTIONS PRIVILEGIEES

          Les actions privilegiees, en tant que categorie, comportent les droits, privileges, conditions et restrictions suivants et leur sont assujetties, savoir:

     1. Les detenteurs inscrits des actions privilegiees ont droit de recevoir, au cours de chaque exercice financier de la societe, quand et lorsque declares par les administrateurs de la societe, des dividendes fixes, non cumulatifs et preferentiels au taux de 11% l'an, mais pas plus, calcule sur le montant total de l'apport recu en contrepartie des actions privilegiees, aux epoques et pour les montants et a l'endroit ou aux endroits que le conseil d'administration peut, a l'occasion, determiner. Aucun dividende ne peut etre declare ou paye ou mis de cote pour paiement a quelque epoque que ce soit au cours de tout exercice financier de la societe, sur ou a l'egard de toutes autres actions de son capital social, a moins que des dividendes s'elevant a 11% par action, sur toutes les actions privilegiees alors en cours n'aient ete declares et payes ou mis de cote pour paiement. Les actions privilegiees ne participent pas autrement aux profits ou aux surplus d'actif de la societe.

     2. Sous reserve des dispositions de l'article 34 de la Loi sur les societes commerciales canadiennes, la societe a le droit, a son gre, d'acheter pour annulation, en tout temps, la totalite ou, a l'occasion, toute partie des actions privilegiees alors en cours, en acquerant telles actions par soumission ou, avec le consentement unanime des detenteurs d'actions privilegiees, par contrat prive, aux prix qui sont determines par le conseil d'administration de la societe, mais n'excedant pas leur prix de rachat ci-apres stipule a l'alinea 3.

          Cependant, dans le cas d'acquisition d'actions par soumission, la societe doit donner avis a tous les detenteurs d'actions privilegiees, de la maniere prescrite dans les reglements de la societe pour les avis des assemblees, de son intention de demander des soumissions, et, si deux soumissions ou plus pour des actions privilegiees au meme prix sont recues et que ces actions ajoutees a toutes les actions pour lesquelles on a deja recu des soumissions a

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                                      - 2-

plus bas prix representent un total d'actions plus eleve que le nombre des actions assujetties a l'achat a telle date, la societe repartira, parmi les actionnaires faisant ces soumissions au meme prix, le nombre d'actions necessaire pour completer le nombre d'actions assujetties a l'achat a cette date. A compter de la date de l'acquisition des actions elles sont annulees.

     3. Sous reserve des dispositions de l'article 34 de la Loi sur les societes commerciales canadiennes, la societe a le droit, a son gre, de racheter, en tout temps, la totalite ou, a l'occasion, une partie des actions privilegiees alors en cours, en donnant avis tel que ci-apres stipule et sur paiement du prix de rachat, i.e., le montant total de l'apport recu en contrepartie des actions privilegiees assujetties au rachat, plus un montant egal a tous les dividendes alors declares sur celles-ci et impayes.

          Dans le cas de rachat partiel, les actions a etre rachetees sont choisies, en autant que possible, proportionnellement parmi les detenteurs de toutes les actions privilegiees alors en cours. La societe, au moins 15 jours avant la date fixee pour le rachat, donne avis par ecrit, a chaque personne qui, au jour de l'expedition de cet avis, est un detenteur inscrit d'actions privilegiees assujetties au rachat, de l'intention de la societe de les racheter. Cependant, tout detenteur de telles actions privilegiees peut, sans prejudice aux droits des autres detenteurs d'actions privilegiees, dispenser la societe de lui donner tel avis. Cet avis, s'il en est, est donne en le mettant a la poste sous pli affranchi et recommande, adresse au detenteur inscrit, a la derniere adresse du detenteur qui apparait aux livres de la societe, ou, advenant le cas ou l'adresse du detenteur n'apparait pas, a la derniere adresse connue du detenteur. Cet avis enonce la date a laquelle le rachat doit etre effectue et l'endroit ou les endroits designes pour le paiement du prix de rachat, et, dans le cas de rachat partiel, le nombre des actions assujetties au rachat detenues par la personne a qui l'avis est adresse. Si avis du rachat est donne tel que ci-dessus mentionne et si un montant suffisant pour racheter les actions privilegiees appelees pour rachat est depose aupres des banquiers de la societe, ou a tout autre endroit ou endroits designes dans l'avis, a la date fixee pour le rachat ou auparavant, les detenteurs de telles actions n'ont, par la suite, aucun droit dans ou contre la societe ni aucun autre droit, sauf celui de recevoir le paiement de tel prix de rachat a meme les deniers ainsi deposes, sur presentation et remise des certificats representant telles actions ainsi appelees pour

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                                      - 3 -

rachat. A compter de la date de tel depot, les actions privilegiees ainsi rachetees sont considerees comme ayant ete rachetees et elles sont annulees.

     4. Dans le cas de la liquidation ou dissolution de la societe ou de toute distribution de son capital, aucun montant n'est paye ni aucun actif distribue aux detenteurs d'actions de toute autre categorie d'actions de la societe, jusqu'a ce qu'il ait ete paye aux detenteurs des actions privilegiees le montant total de l'apport recu en contrepartie des actions privilegiees detenues par eux respectivement, plus un montant egal a tout dividende alors declare sur celles-ci et qui n'a pas ete paye, et les detenteurs des actions privilegiees ont droit au paiement, a parts egales et proportionnelles, de tout cet argent, a meme l'actif de la societe, de preference aux detenteurs d'actions de toute autre categorie d'actions de la societe et avec priorite sur ceux-ci. Tout le reste de l'actif et des fonds de la societe est distribue et paye aux detenteurs d'actions des autres categories d'actions de la societe selon leurs droits respectifs.

     5. Sauf dispositions expressement contraires contenues aux presentes et dans la Loi sur les societes commerciales canadiennes, les detenteurs des actions privilegiees n'ont, de ce fait, aucun droit de vote a l'election des administrateurs ou pour toutes autres fins et n'ont pas le droit de recevoir avis des assemblees des actionnaires ni d'y assister.

     6. Tant qu'il y a des actions privilegiees en cours, la societe ne peut, sauf avec l'approbation des detenteurs des actions privilegiees ci-apres mentionnee et apres s'etre conformee aux dispositions pertinentes de la Loi sur les societes commerciales canadiennes, creer toutes autres actions ayant priorite sur ou ayant le meme rang que les actions privilegiees, liquider volontairement ou dissoudre la societe ou effectuer toute reduction du capital entrainant la distribution de l'actif sur d'autres actions de son capital social, ou revoquer, modifier ou autrement changer aucune des dispositions des presentes se rapportant aux actions privilegiees.

          Toute approbation des detenteurs des actions privilegiees ci-dessus mentionnee est consideree comme ayant ete suffisamment donnee, si contenue dans une resolution adoptee aux 2/3 au moins des voix qu'expriment les actionnaires votant sur cette resolution a une assemblee des detenteurs des actions privilegiees convoquee a cette fin, a

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                                      - 4 -

laquelle assemblee ces detenteurs ont droit a un vote pour chaque action privilegiee qu'ils detiennent respectivement, ou dans un document signe par tous les detenteurs des actions privilegiees alors en cours. Toute approbation donnee de cette maniere lie tous les detenteurs des actions privilegiees.

ACTIONS ORDINAIRES

          Sous reserve des droits, privileges, conditions et restrictions qui se rattachent aux actions privilegiees, les actions ordinaires, en tant que categorie, conferent a leurs detenteurs des droits egaux incluant ceux:

          a) de voter a toute assemblee d'actionnaires;

          b) de recevoir tout dividende declare par la societe; et

          c) de se partager le reliquat des biens lors de la dissolution de la societe.

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                                    ANNEXE 2

     1. Les administrateurs de la societe peuvent, sans l'autorisation des actionnaires:

          a)   contracter des emprunts, compte tenu du credit de la societe;

          b) emettre, reemettre, vendre ou donner en gage les titres de creance de la societe;

          c) sous reserve de l'article 42 de la Loi sur les societes commerciales canadiennes, garantir, au nom de la societe, l'execution d'une obligation a la charge d'une autre personne; et

          d) grever d'une surete, notamment par hypotheque, tout ou partie des biens, presents ou futurs, de la societe, afin de garantir ses obligations.

          Aucune disposition des alineas precedents ne limite ni ne restreint les emprunts de deniers par la societe sur lettres de change ou billets a ordre faits, tires, acceptes ou endosses par la societe ou en son nom.

     2. Les administrateurs de la societe peuvent, lorsqu'ils le jugent opportun, nonobstant les dispositions du Code civil de la Province de Quebec, hypothequer, nantir, mettre en gage, ceder et transporter les biens mobiliers ou immobiliers, presents ou futurs, de la societe pour assurer le paiement des obligations ou autres valeurs de la societe, ou donner une partie seulement de ces garanties pour les memes fins, et constituer l'hypotheque, le nantissement ou le gage ci-dessus mentionnes par acte de fideicommis, conformement aux articles 28 et 29 de la Loi sur les pouvoirs speciaux des corporations (L.R.Q., c. P-16) ou de toute autre maniere.

          Les administrateurs de la societe peuvent aussi hypothequer ou nantir les immeubles, ou donner en gage ou autrement affecter d'une charge quelconque les biens meubles de la societe, ou donner ces diverses especes de garantie, pour assurer le paiement des emprunts faits autrement que par emission d'obligations, ainsi que le paiement ou l'execution des autres dettes, contrats et engagements de la societe.

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                                    ANNEXE 3


     1. Le nombre des actionnaires de la societe est limite a cinquante (50), deduction faite de ceux qui sont ou ont ete salaries de la societe ou d'une filiale, deux (2) personnes ou plus detenant en commun une (1) ou plusieurs actions etant comptees comme un seul actionnaire.

     2. Tout appel public a l'epargne pour le placement des valeurs mobilieres emises par la societe est interdit.

                                    * * * * *